Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-115956) of ACADIA Pharmaceuticals Inc. of our report dated March 18, 2005 relating to the financial statements, which appears in this Form 10-K.

PricewaterhouseCoopers LLP

San Diego, California

March 18, 2005